FORTINET, INC.
CHANGE OF CONTROL SEVERANCE AGREEMENT
This Change of Control Severance Agreement (the “Agreement”) is made and entered into by and between Andrew Del Matto (“Executive”) and Fortinet, Inc. (the “Company”), effective as of December 17, 2013 (the “Effective Date”).
RECITALS
1.        It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of the Company.
2.        The Board believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue his or her employment and to motivate Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.
3.        The Board believes that it is imperative to provide Executive with certain benefits upon termination of employment following a Change of Control. These benefits will provide Executive with enhanced financial security and incentive and encouragement to remain with the Company.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
1.        Term of Agreement.  This Agreement will terminate upon the earlier to occur of: (a) the Agreement’s termination date as provided in Section 8 below, and (b) the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.
2.        At-Will Employment.  The Company and Executive acknowledge that Executive’s employment is and will continue to be at-will, as defined under applicable law. If Executive’s employment terminates for any reason, including (without limitation) any termination prior to or twelve (12) months following a Change of Control, Executive will not be entitled to any acceleration of Award (as defined herein) vesting or severance pay based on termination of employment other than as provided by this Agreement.
3.        Severance Benefits.
(a)      Involuntary Termination Prior to, or Absent, a Change of Control or After 12 Months Following a Change of Control.
(1)    If within the first three hundred sixty-five (365) days after the commencement date of Executive’s employment with the Company and prior to, or absent, a Change of Control, the Company (or any parent or subsidiary of the Company) actually terminates Executive’s employment with the Company (or any parent or subsidiary of the Company) without Cause, Executive will receive the following severance from the Company:
(i) Severance Payment.  Executive will receive continuing payments of severance pay for a period of nine (9) months from the date of such termination equal to the pro-rata portion of Executive’s base salary rate as in effect immediately prior to Executive’s termination.
(ii)      Equity Awards.  If Executive holds unvested equity awards (“Awards”) then the unvested portion of such Awards that would have vested had Executive remained in continuous employment with the Company for six (6) months following Executive’s date of termination will immediately vest and become exercisable, and, to the extent applicable, the Company’s right of repurchase or reacquisition with respect to such Awards will lapse. The Awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each Award.
(iii)      Continued Employee Benefits.  Executive will receive Company-paid coverage for a period of nine (9) months for Executive and Executive’s eligible dependents under the Company’s Benefit Plans (as defined herein).

(2)    If after the first three hundred sixty-five (365) days after the commencement date of Executive’s employment with the Company and prior to, or absent, a Change of Control or after twelve (12) months following a Change of Control, (i) the Company (or any parent or subsidiary of the Company) terminates Executive’s employment without Cause or (ii) Executive terminates Executive’s employment with the Company (or any parent or subsidiary of the Company) for Good Reason, Executive will receive the following severance from the Company:
(i) Severance Payment.  Executive will receive continuing payments of severance pay for a period of nine (9) months from the date of such termination equal to the pro-rata portion of Executive’s base salary rate as in effect immediately prior to Executive’s termination.
(ii)      Equity Awards.  If Executive holds unvested equity awards then the unvested portion of such Awards that would have vested had Executive remained in continuous employment with the Company for nine (9) months following Executive’s date of termination will immediately vest and become exercisable, and, to the extent applicable, the Company’s right of repurchase or reacquisition with respect to such Awards will lapse. The Awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each Award.
(iii)      Continued Employee Benefits.  Executive will receive Company-paid coverage for a period of nine (9) months for Executive and Executive’s eligible dependents under the Company’s Benefit Plans (as defined herein).
(b)      Involuntary Termination within 12 Months Following a Change of Control.  If within twelve (12) months following a Change of Control, (i) the Company (or any parent or subsidiary of the Company) terminates Executive’s employment without Cause or (ii) Executive terminates Executive’s employment with the Company (or any parent or subsidiary of the Company) for Good Reason, Executive will receive the following severance from the Company:
(i)      Severance Payment.  Executive will receive continuing payments of severance pay for a period of twelve (12) months from the date of such termination equal to the pro-rata portion of Executive’s base salary rate as in effect immediately prior to (A) the Change of Control, or (B) Executive’s termination, whichever is greater.
(ii)      Equity Awards.  If Executive holds unvested equity awards then one hundred percent (100%) of the unvested portion of such Awards will immediately vest and become exercisable, and, to the extent applicable, the Company’s right of repurchase or reacquisition with respect to such Awards will lapse. The Awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each Award.
(iii)      Continued Employee Benefits.  Executive will receive Company-paid coverage for a period of twelve (12) months for Executive and Executive’s eligible dependents under the Company’s Benefit Plans (as defined herein).
(c)      Release of Claims Agreement.  The receipt of any severance pay or other benefits pursuant to Sections 3(a) and (b) above will be subject to Executive signing and not revoking a release of claims agreement with the Company in a form reasonably acceptable to the Company (provided the Company will work in good faith with Executive to reach agreement on the form of release) that is effective and irrevocable no later than thirty (30) days after the date of termination of employment of Executive. No such severance pay or other benefits will be paid or provided until the release of claims agreement becomes effective, and any severance amounts or benefits otherwise payable between the date of Executive’s termination and the date of such release becomes effective and irrevocable shall be paid on the sixtieth (60th) day following the date of termination of employment of Executive .
(d)      Non-solicitation and Non-competition.  Executive agrees, to the extent permitted by applicable law, that in the event Executive receives severance pay or other benefits pursuant to Sections 3 (b) above, for the twenty-four (24) consecutive month period immediately following the date of the closing of the Change of Control, Executive, as a condition to receipt of severance pay, accelerated vesting, and benefits under Sections 3(b), will not (i) either directly or indirectly, solicit, induce, recruit, encourage any employee of the Company to leave his employment either for Executive or for any other entity or person, or (ii) without the express written consent of the Company, directly or indirectly engage in, enter the employ, have any ownership interest in, or participate in any entity that as of the date of involuntary termination, engages in the design, development, manufacture, production, marketing, sale or servicing of any product or the provision of any service that competes with any service offered by the Company or any product sold by the Company or under development by the Company; provided, however, that ownership of less than one percent (1%) of the outstanding stock of any publicly traded corporation will not be deemed to be violative of the restrictive covenant set forth in this paragraph. The provisions of clause (ii) will not apply to Executive to the extent Executive is providing services or residing in the State of California.
The covenants contained in this Section 3(d) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision in which the Company currently engages in its business or, during the term of this Agreement, becomes engaged in its business. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in this Section 3(d). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 3(d) are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.
(e)      Timing of Severance Payments.  Subject to Section 3(c), the Company will pay the severance payments to which Executive is entitled as salary continuation with the same timing as in effect immediately prior to Executive’s termination of employment. If Executive should die before all amounts have been paid, such unpaid amounts will be paid in a lump-sum payment (less any withholding taxes) to Executive’s designated beneficiary, if living, or otherwise to the personal representative of Executive’s estate.
(f)      Voluntary Resignation; Termination For Cause.  If Executive’s employment with the Company terminates (i) voluntarily by Executive (except upon a termination for Good Reason within twelve (12) months following a Change of Control) or (ii) for Cause by the Company (or any parent or subsidiary of the Company), then Executive will not be entitled to receive severance or other benefits except for those benefits (if any) which do not concern acceleration of Award vesting or severance pay based on termination of employment as may then be established under other Company policies or programs, if any.
(g)      Disability; Death.  If the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to his or her death, then Executive will not be entitled to receive severance or other benefits except for those benefits (if any) which do not concern acceleration of Award vesting or severance pay based on termination of employment as may then be established under other Company policies or programs, if any.
(h)      Exclusive Remedy.  In the event of a termination of Executive’s employment with the Company (or any parent or subsidiary of the Company), the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement. Executive will be entitled to no severance or other benefits upon termination of employment with respect to acceleration of Award vesting or severance pay other than those benefits expressly set forth in this Section 3.
(i)      Section 409A.  Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any final regulations and official guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Compensation Separation Benefits”) will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payments or separation benefits payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Section 1.409A-1(b)(9) of the Treasury Regulationswill be payable until Executive has a “separation from service” within the meaning of Section 409A. In addition, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination (other than due to death), then the Deferred Compensation Separation Benefits that are payable within the first six (6) months following Executive’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.
4.        Limitation on Payments.  In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under Section 4(a)(i) will be either:

(a)	delivered in full, or

(b)	delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, the payments and benefits shall be reduced in the following order unless Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the “parachute payments” occurs): (A) a pro rata reduction of (i) cash payments that are subject to Section 409A as deferred compensation and (ii) cash payments not subject to Section 409A of the Code; (B) a pro rata cancellation of (i) accelerated vesting of stock and other equity-based awards that are subject to Section 409A of the Code as deferred compensation and (ii) stock and other equity-based awards not subject to Section 409A; and (C) a pro rata reduction of (i) employee benefits that are subject to Section 409A as deferred compensation and (ii) employee benefits not subject to Section 409A of the Code. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s equity awards. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 4 will be made in writing by an independent firm immediately prior to Change of Control (the “Firm”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section. The Company will bear all costs the Firm may reasonably incur in connection with any calculations contemplated by this Section 4.
5.        Definition of Terms.  The following terms referred to in this Agreement will have the following meanings:
(a)      Benefit Plans.  For purposes of this Agreement, “Benefit Plans” means plans, policies or arrangements that the Company sponsors (or participates in) and that immediately prior to Executive’s termination of employment provide Executive and/or Executive’s eligible dependents with medical, dental, and/or vision benefits. Benefit Plans do not include any other type of benefit (including, but not by way of limitation, disability, life insurance or retirement benefits). A requirement that the Company provide Executive and Executive’s eligible dependents with coverage under the Benefit Plans will not be satisfied unless the coverage is no less favorable than that provided to senior executives of the Company at any applicable time during the period Executive is entitled to receive severance pursuant to Section 3. The Company may, at its option, satisfy any requirement that the Company provide coverage under any Benefit Plan by (i) reimbursing Executive’s premiums under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) after Executive has properly elected continuation coverage under COBRA (in which case Executive will be solely responsible for electing such coverage for his eligible dependents), or (ii) providing coverage under a separate plan or plans providing coverage that is no less favorable or by paying Executive a lump-sum payment which is, on an after-tax basis, sufficient to provide Executive and Executive’s eligible dependents with equivalent coverage under a third party plan that is reasonably available to Executive and Executive’s eligible dependents.

(b)      Cause.  “Cause” is defined as (i) an act of dishonesty made by Executive in connection with Executive’s responsibilities as an employee that materially adversely affects the Company, (ii) Executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Executive’s gross misconduct that materially and adversely affects the Company’s reputation or business, or (iv) Executive’s continued intentional refusal to perform his employment duties in a material fashion that materially and adversely affects the Company’s reputation or business, after Executive has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Executive has not substantially performed his duties and Executive continues to refuse to cure such non-performance within thirty (30) days after receiving such notice.
(c)      Change of Control.  “Change of Control” of the Company is defined as:
(i)      the acquisition by any one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company), (“Person”) that or is or becomes the owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding securities (the “Voting Securities”); provided, however, that for purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company shall not be considered a Change of Control;
(ii)      a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);
(iii)      the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or
(iv)      a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 5 (c)(iv), the following shall not constitute a change in the ownership of a substantial portion of the Company’s assets: (1) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer; or (2) a transfer of assets by the Company to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s securities; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (C). For purposes of this clause (2), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding the foregoing, a Company transaction that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall be not be considered a Change of Control.
(d)      Disability.  “Disability” will mean that Executive has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate will automatically be deemed to have been revoked.
(e)      Good Reason.  “Good Reason” means the occurrence of one or more of the following events without Executive’s express written consent: (i) the assignment to Executive of any duties or the reduction of Executive’s duties, either of which results in a material diminution in Executive’s position or responsibilities with the Company in effect immediately prior to such assignment, or the removal of Executive from such position and responsibilities; provided, however, it being understood that a new position with a larger combined company does not alone constitute “Good Reason” if it is in the same area of operations and involves substantially the same duties and scope of responsibilities and management responsibility notwithstanding that Executive may not retain as senior of a title within the larger combined company as Executive’s prior title; (ii) a material reduction by the Company in the base salary of Executive; provided that, it being understood that a reduction by the Company by five percent (5%) or more in the base salary or bonus opportunity of Executive as in effect immediately prior to such reduction shall be deemed Good Reason within the meaning of this clause (ii); (iii) a material change in the geographic location at which Executive must perform services (for purposes of this Agreement, the relocation of Executive to a facility or a location less than twenty-five (25) miles from Executive’s then-present location shall not be considered a material change in geographic location); (iv) any material breach by the Company of any material provision of this Agreement, or (vi) the failure of the Company to obtain the assumption of this Agreement by any successor. Executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

6.        Successors.
(a)      The Company’s Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)      Executive’s Successors.  The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
7.        Notice.
(a)      General.  Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its President.
(b)      Notice of Termination.  Any termination by the Company for Cause or by Executive for Good Reason or as a result of a voluntary resignation by Executive will be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). The failure by Executive to include in the notice any fact or circumstance which contributes to a showing of Good Reason will not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his or her rights hereunder.
8.        Term of Agreement.  This Agreement will have a term of five (5) years commencing on the Effective Date, which shall not be subject to renewal, unless a Change of Control occurs during such five (5) year period, in which case this Agreement will continue until all payments and benefits, if any, have been made to Executive.

9.        Arbitration.
(a)      Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.
(b)      The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.
(c)      Executive understands that nothing in this Section modifies Executive’s at-will employment status. Either Executive or the Company can terminate the employment relationship at any time, with or without Cause.
(d)      EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:
(i)      ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR

DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.
(ii)      ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;
(iii)      ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.
10.        Miscellaneous Provisions.
(a)      No Duty to Mitigate.  Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source.
(b)      Waiver.  No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(c)      Headings.  All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
(d)      Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter described herein. Executive acknowledges and agrees that this Agreement encompasses all the rights of Executive to any acceleration of Award vesting or severance pay based on termination of employment, and Executive hereby agrees that he or she has no such rights except as stated herein, and Executive agrees that any such rights, whether in an employment agreement, offer letter, stock option agreement, stock option plan or other agreement, are hereby waived.
(e)      Choice of Law.  The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
(f)      Severability.  The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.
(g)      Withholding.  All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.
(h)      Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY		FORTINET, INC.

	By:	/s/ John Whittle
John Whittle
	Title:	Vice President, General Counsel

EXECUTIVE	By:	/s/ Andrew Del Matto
Andrew Del Matto
	Title:	Chief Financial Officer